Exhibit 23.4

Consent of Jun He Law offices, PRC Counsel

May 22, 2014

CHINA SUNERGY CO., LTD.

No. 123 Focheng West Road

Jiangning Economic & Technical Development Zone,

Nanjing, Jiangsu 211100,

People’s Republic of China

Dear Sir or Madam:

We hereby consent to the references to us by CHINA SUNERGY CO., LTD. (“the Company”) under the heading “Enforceability of Civil Liabilities” and “Legal Matters” included in the Form F-3 Registration Statement of the Company, which will be filed with the Securities and Exchange Commission in the month of May, 2014.

Yours faithfully,

For and on behalf of

/s/ JUN HE LAW OFFICES

JUN HE LAW OFFICES